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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 1, 2017

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 2.01  Consummation of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on October 31, 2016, 9952110 Canada Inc. (the “Purchaser”), a wholly-owned subsidiary of HollyFrontier Corporation (“HollyFrontier”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Suncor Energy Inc. (the “Seller”) to acquire 100% of the outstanding capital stock of Petro-Canada Lubricants Inc. (“Petro-Canada”), for cash consideration of CAD $1.125 billion (the “Acquisition”).

On February 1, 2017, Purchaser paid Seller approximately CAD $1.125 billion pursuant to the Share Purchase Agreement and completed the Acquisition.

Petro-Canada, headquartered in Mississauga, Ontario, is the largest producer of base oils in Canada, with 15,600 barrels per day of lubricant production capacity. The facility is downstream integrated from base oils to finished lubricants and produces a broad spectrum of specialty lubricants and white oils that are distributed by Petro-Canada and its subsidiaries in the United States, United Kingdom and the People’s Republic of China to end customers worldwide.

Item 7.01 Regulation FD Disclosure.

On February 1, 2017, HollyFrontier issued a press release announcing the completion of the Acquisition, a copy of which is being furnished herewith as Exhibit 99.1.
The information provided in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by HollyFrontier pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release of HollyFrontier issued February 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    February 1, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of HollyFrontier issued February 1, 2017.